EXHIBIT 99.1

Bitstream Inc. Reports Second Quarter Results for 2007

The Company reported second quarter revenue of $6,037,000 and net income of $1,225,000 or $0.11 diluted net income per share.

CAMBRIDGE, MA—(Business Wire)—August 7, 2007—Bitstream Inc. (Nasdaq: BITS) today reported that it increased total revenue by $1,045,000 or 20.9% to $6,037,000 for the three months ended June 30, 2007 as compared to $4,992,000 for the three months ended June 30, 2006. The Company’s cash and cash equivalents at June 30, 2007 totaled $13,477,000, an increase of $1,789,000 from $11,688,000 at March 31, 2007 and an increase of $2,935,000 from $10,542,000 at December 31, 2006.

“Our 2007 second quarter was very strong. We achieved our highest level of quarterly revenue since going public with year-over-year revenue growth of 21% for the quarter and six months ended June 30, 2007 as compared to the same periods in 2006,” said Anna M. Chagnon, President and Chief Executive Officer. “We also attained our highest quarterly operating profit and net income levels since going public, excluding one time gains from the sale of a product line in 1998 and a legal fee reimbursement in 2006”

GAAP Results

Our income from operations increased $307,000 or 39.7% to $1,080,000 for the three months ended June 30, 2007 as compared to $773,000 for the three months ended June 30, 2006, while net income decreased $28,000 or 2.2% to $1,225,000 or $0.11 per diluted share for the three months ended June 30, 2007 as compared to net income of $1,253,000 for the three months ended June 30, 2006. Income from operations and net income for the three months ended June 30, 2006 included a one time gain of $464,000 from a court awarded legal fee reimbursement which is excluded from income from operations and net income in our Non-GAAP results below.

Non-GAAP Results

Our income from operations increased $349,000 or 42.2% to $1,176,000 for the three months ended June 30, 2007 as compared to $827,000 for the three months ended June 30, 2006, while net income increased $478,000 or 56.7% to $1,321,000 or $0.12 per diluted share for the three months ended June 30, 2007 as compared to net income of $843,000 or $0.08 per diluted share for the three months ended June 30, 2006.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

SECOND QUARTER 2007 HIGHLIGHTS

April 18, 2007 — Bitstream announced a robust new campaign tracking technology. These campaign tracking features are available with the Pageflex product, and enable users to track each aspect of their marketing campaigns. The level of detail provided by our technology allows marketers to determine whether their marketing campaigns are effective and where they are getting the best return on their marketing investment.

April 19, 2007 — Bitstream announced that Pageflex Storefront was named the Best of Show Award winner in the category of Web-to-Print Solutions at the On Demand Conference and Exhibition and that Pageflex 5.0, Bitstream’s enterprise solution for variable publishing, was given an honorable mention award in the category of Document Creation Software. This marks the second consecutive year that Pageflex Storefront has been honored with the Best in Show Award at the On Demand Conference.

June 4, 2007 — Bitstream announced that it was selected as the 20th ranked Massachusetts-based public company in the 19th Annual Boston Globe 100, highlighting its 2006 business successes. The ranking marked Bitstream’s first appearance in the Globe’s 100 rankings.

June 13, 2007 – Bitstream announced the conclusion of the First Annual Pageflex User Group Conference, held in Cambridge, MA. The conference brought together nearly 100 Pageflex software users from around the world for a two-day educational program that offered technical, marketing and business development updates, in-depth sessions on new product features, and informative presentations on publishing industry trends.

June 25, 2007 – Bitstream announced its inclusion in the Russell Microcap™ Index, effective June 22, 2007. The addition of Bitstream to the index enables the company to be included in the portfolios of investors who rely on the Russell Indexes as part of their investment strategies.

June 26, 2007 – Bitstream announced that TVWorks, LLC licensed Bitstream’s Font Fusion font rasterizing technology and the Tiresias Screenfont, a font developed by the Royal National Institute for the Blind to improve the legibility of text on TV screens.

CONFERENCE CALL REMINDER

Today, August 7, 2007, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended June 30, 2007:

•	Domestic Dial-in number: 1-866-804-3545

•	International Dial-in number: 1-703-639-1326

Call into the conference number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact at Bitstream: (617) 497-6222.

A replay of the conference call will be available through August 17, 2007 (access code): 338729

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2006.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Software license	$5,018	$4,262	9,490	7,977
Services	1,019	730	2,038	1,570

Total revenue	6,037	4,992	11,528	9,547

Cost of revenue:
Software license	1,687	1,491	3,395	2,876
Services	500	358	992	734

Total cost of revenue	2,187	1,849	4,387	3,610

Gross profit	3,850	3,143	7,141	5,937

Operating expenses:
Marketing and selling	971	847	1,963	1,603
Research and development	1,192	1,046	2,291	2,118
General and administrative	607	477	1,204	1,054

Total operating expenses	2,770	2,370	5,458	4,775

Operating profit	1,080	773	1,683	1,162

Other income and expense
Legal fee reimbursement	—	464	—	464
Interest income, net	144	41	268	61

Total other income and expense	144	505	268	525

Income before provision for income taxes	1,224	1,278	1,951	1,687
Benefit from (provision for) income taxes	(1)	25	10	36

Net income	$1,225	$1,253	$1,941	$1,651

Basic net earnings per share	$0.12	$0.14	$0.20	$0.19

Diluted net earnings per share	$0.11	$0.12	$0.18	$0.16

Basic weighted average shares outstanding	9,817	9,028	9,614	8,887

Diluted weighted average shares outstanding	11,015	10,644	10,999	10,526

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$13,477	$10,542
Accounts receivable, net	2,632	2,349
Prepaid expenses and other current assets	554	460

Total current assets	16,663	13,351

Property and equipment, net	510	402

Other assets:
Restricted cash	150	150
Goodwill	727	727
Intangible assets	84	87

Total other assets	961	964

Total assets	$18,134	$14,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,114	$887
Accrued expenses	1,203	1,680
Deferred revenue	1,299	1,425

Total current liabilities	3,616	3,992

Long-term liabilities	78	99

Total liabilities	3,694	4,091

Total stockholders’ equity	14,440	10,626

Total liabilities and stockholders’ equity	$18,134	$14,717

Bitstream Inc.

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended June 30,
	2007	2006
GAAP operating income	$1,080	$773
SFAS 123R stock-based compensation	96	54

Non-GAAP operating income	$1,176	$827

GAAP net income	$1,225	$1,253
SFAS 123R stock-based compensation	96	54
Legal fee reimbursement	—	(464)

Non-GAAP net income	$1,321	$843

Diluted net income per share:

GAAP net income	$0.11	$0.12
SFAS 123R stock-based compensation	0.01	0.00
Legal fee reimbursement	—	(0.04)

Non-GAAP net income	$0.12	$0.08

Shares used computing diluted net income per share	11,015	10,644

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com